                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material under Rule 14a-12

                                             SUPERGEN, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
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           (2)  Aggregate number of securities to which transaction
                applies:
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           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.

/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous
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           Schedule and the date of its filing.

           (1)  Amount Previously Paid:
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                ----------------------------------------------------------
           (4)  Date Filed:
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

                                     [LOGO]

                                 SUPERGEN, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 2001

                            ------------------------

To the Stockholders:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of SuperGen, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 30, 2001 at 2:00 p.m., local time, at 4140 Dublin Boulevard, Dublin, California 94568 for the following purposes:

    1. To elect six (6) directors to serve for the ensuing year and until their successors are duly elected and qualified.

    2. To ratify and approve an amendment to the Company's 1998 Employee Stock Purchase Plan increasing the number of shares of Common Stock authorized for issuance by 200,000 shares for a total of 300,000 shares reserved under the Plan.

    3. To ratify and approve an amendment to the Company's 1996 Directors' Stock Option Plan increasing the number of shares of Common Stock authorized for issuance by 300,000 shares for a total of 550,000 shares reserved under the Plan.

    4. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2001.

    5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only holders of record of the Company's Common Stock at the close of business on April 16, 2001, the record date, are entitled to notice of and to vote at the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          JOSEPH RUBINFELD, PH.D.
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          DIRECTOR

Dublin, California
April 17, 2001

--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

                                 SUPERGEN, INC.

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                               PROCEDURAL MATTERS

GENERAL

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of SuperGen, Inc. ("We," "SuperGen," or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 30, 2001 at 2:00 p.m., local time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in the board room at the Company's headquarters located at 4140 Dublin Boulevard, Suite 200, Dublin, California 94568. The telephone number at that location is
(925) 560-0100.

    The proxy solicitation materials, which include the Proxy Statement, Proxy and the Company's 2000 Annual Report to Stockholders, were first mailed to all stockholders entitled to vote at the Annual Meeting on or about April 20, 2001.

RECORD DATE

    Stockholders of record at the close of business on April 16, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 32,773,638 shares of the Company's Common Stock were issued and outstanding. No shares of preferred stock were outstanding.

REVOCABILITY OF PROXIES

    Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND VOTING PROCEDURES

    Each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on by the stockholders. Votes cast in person or by proxy will be tabulated by Mellon Investor Services, LLC., the Company's transfer agent.

    Upon the execution and return of the enclosed form of proxy, the shares represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked. If no directions are indicated in such proxy, the shares represented thereby will be voted as follows:

    (i) "FOR" the election of each of the Company's nominees as a director,

    (ii) "FOR" ratification and approval of an amendment to the Company's 1998 Employee Stock Option Plan increasing the number of shares of Common Stock authorized for issuance by 200,000 to 300,000 shares,

   (iii) "FOR" ratification and approval of an amendment to the Company's 1996 Directors' Stock Option Plan increasing the number of shares of Common Stock authorized for issuance by 300,000 to 550,000 shares, and

    (iv) "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2001.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    A majority of the outstanding shares of Common Stock entitled to vote on the Record Date, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting or any adjournments thereof. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

    Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Neither abstentions nor broker "non-votes" affect the election of directors as the vote required is a plurality of the votes duly cast, which means that only affirmative votes will affect the outcome of the election. Broker "non-votes" are not deemed to be Votes Cast. As a result, while abstentions are deemed to be Votes Cast and will have the effect of votes in opposition of a given proposal, broker "non-votes" are not included in the tabulation of the voting results on issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations.

    A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

COSTS OF SOLICITATION OF PROXIES

    We will bear the costs of soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, letter, e-mail or facsimile.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Our stockholders may submit proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to our Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), some stockholder proposals may be eligible for inclusion in our 2002 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, no later than December 21, 2001. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2002 Proxy Statement.

    Alternatively, under our Bylaws, a nomination or a proposal that the stockholder does not seek to include in our 2002 Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, for the 2002 Annual Meeting of Stockholders not less than 60 days prior to the meeting. Note, however, with respect to a proposal and in the event we provide less than 70 days notice or prior public disclosure to stockholders of the date of the 2002 Annual Meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the 2002 Annual Meeting was mailed or public disclosure was made. For example, if we provide notice of our 2002 Annual Meeting on April 17, 2002, for a 2002 Annual Meeting on May 30, 2002, any such proposal or nomination will be considered untimely if submitted to us after April 27, 2002. For purposes of the above, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the Securities and Exchange Commission (the "SEC"). As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of our Common Stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws (the "Bylaw Deadline"), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

    SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's Proxy Statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2002 annual meeting is March 3, 2002 (45 calendar days prior to the anniversary of the mailing date of this Proxy Statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's annual meeting.

    Because the Bylaw Deadline is not capable of being determined until the Company publicly announces the date for its next annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at next year's annual meeting and the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.

    The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

    Our Board of Directors (the "Board") is currently composed of six members. The directors are elected to serve one-year terms and until their respective successors are elected and qualified. The Board has nominated the persons set forth below for election as directors. All of the nominees are current directors of the Company. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for such nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director.

VOTE REQUIRED

    The six (6) nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED BELOW.

INFORMATION REGARDING NOMINEES

NAME                               AGE                          PRINCIPAL OCCUPATION
----                             --------   ------------------------------------------------------------
                                            President, Chief Executive Officer and Director of the
Joseph Rubinfeld...............     68      Company
Denis Burger(1)................     57      Chairman and Chief Executive Officer, AVI BioPharma, Inc.
Thomas V. Girardi(2)...........     61      Senior Partner, Girardi & Keese
Walter J. Lack(2)..............     52      Managing Partner, Engstrom, Lipscomb & Lack
James S.J. Manuso(1)(2)........     52      General Partner, PrimeTech Partners
Daniel Zurr(1).................     55      President and Chief Executive Officer, Quark Biotech, Inc.

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    JOSEPH RUBINFELD, PH.D. co-founded the Company in 1991. He has served as Chief Executive Officer, President and a director of the Company since its inception and was Chief Scientific Officer from inception until September 1997. Dr. Rubinfeld was one of the four initial founders of Amgen, Inc. in 1980 and served as Vice President and Chief of Operations until 1983. From 1987 to 1990, he was a Senior Director at Cetus Corporation. From 1968 to 1980, Dr. Rubinfeld was employed at Bristol-Myers Company International Division ("Bristol-Myers") in a variety of positions, most recently as Vice President and Director of Research and Development. While at Bristol-Myers, Dr. Rubinfeld was instrumental in licensing the original anticancer line of products for Bristol-Myers, including mitomycin and bleomycin. Prior to that time, Dr. Rubinfeld was a research scientist with several pharmaceutical and consumer product companies including Schering-Plough Corporation and Colgate-Palmolive Co. Dr. Rubinfeld is a member of the Board of Directors of AVI BioPharma, Inc. and NeoTherapeutics, Inc. He received his B.S. in chemistry from C.C.N.Y., and his M.A. and Ph.D. in chemistry from Columbia University. Dr. Rubinfeld has numerous patents and/or publications on a wide range of inventions and developments including the 10-second developer for Polaroid film, manufacture of cephalosporins and the first commercial synthetic biodegradable detergent. In 1984, Dr. Rubinfeld received the Common Wealth Award for Invention.

    DENIS BURGER, PH.D. has served as a director of the Company since
January 1996. Dr. Burger has served as Chairman and Chief Operating Officer of AVI BioPharma, Inc., a biotechnology company specializing in gene-targeted therapeutic and diagnostic products, since February 1992 and as Chief Executive Officer since February 1996. Dr. Burger was a co-founder of Epitope, Inc., a biotechnology company, and served as its Chairman from 1981 until 1990. He has also been the general partner of Sovereign Ventures, LLC, a biotechnology consulting and merchant banking venture, since 1991. Dr. Burger is a member of the Board of Directors of AVI BioPharma, Inc. and Trinity Biotech, PLC. He received his B.A. in Bacteriology and Immunology from the University of California, Berkeley, and his M.S. and Ph.D. in Microbiology and Immunology from the University of Arizona, Tucson.

    THOMAS V. GIRARDI has served as a director of the Company since May 2000. Mr. Girardi is senior partner of Girardi & Keese, a law firm specializing in major business litigation, where he has worked since 1964. Mr. Girardi has served as National President and Los Angeles Chapter President of the American Board of Trial Advocates, is a fellow of the International Academy of Trial Lawyers and the Inner Circle of Advocates, and is a member of the American Board of Professional Liability Lawyers, International Society of Barristers, and American Trial Lawyers Association. Mr. Girardi is also a member of the Board of Directors of Spectrum Laboratories, Inc. He received his B.S. and J.D. from Loyola Law School and an LLM from New York University.

    WALTER J. LACK has served as a director of the Company since February 2000. Mr. Lack is managing partner of Engstrom, Lipscomb & Lack, a Los Angeles, California law firm that he founded in 1974. Mr. Lack has acted as a special arbitrator for the Superior Court of the State of California since 1976 and for the American Arbitration Association since 1979. He is a member of the International Academy of Trial Lawyers and an Advocate of the American Board of Trial Advocates. Mr. Lack is also a member of the Board of Directors of HCC Insurance Holdings, Inc., Microvision Inc., and Spectrum Laboratories, Inc.

    JAMES S.J. MANUSO, PH.D. has served as a director of the Company since February 2001. Dr. Manuso is a co-founder and general partner of PrimeTech Partners, a biotechnology venture management partnership. He is also a co-founder and chairman of Advance Genetic Systems, Inc., a microarray technology and functional genomics company. Dr. Manuso co-founded and serves on the board of EvoRx, Inc., a company applying IN VIVO directed molecular evolution technologies to the enhancement of drugs' cellular targeting, uptake and retention. He also serves on the boards of Symbiontics, Inc. and Quark Biotech, Inc. Prior to co-founding PrimeTech Partners in 1998, Dr. Manuso was co-founder and President of Manuso, Alexander & Associates, Inc., management consultants and financial advisors to pharmaceutical and biotechnology companies. From 1974 to 1983, Dr. Manuso was acting Medical Director and Director of Health Care Planning and Development for The Equitable Companies. Dr. Manuso earned a B.A in Economics and Chemistry from New York University, a Ph.D. in Experimental Psychophysiology from The Graduate Faculty of the New School University, and an Executive MBA from Columbia Business School.

    DANIEL ZURR, PH.D. has been a director of the Company since January 1994. Dr. Zurr currently serves as President and Chief Executive Officer of Quark Biotech, Inc. Dr. Zurr served as Scientific Director and Business Development Director of the Pharmaceutical Division of Israel Chemicals, Ltd., an Israeli limited liability company, from 1984 to 1995. He also served as Director of Licensing at G.D. Searle & Company, Ltd., from 1980 to 1983. He was Chief Executive Officer of Plantex-Ikapharm, an Israeli pharmaceutical company, from 1975 to 1980. Dr. Zurr received his M.Sc. at the Hebrew University of Jerusalem and his Ph.D. from the Imperial College University of London in 1972.

BOARD MEETINGS AND COMMITTEES

    During the year ended December 31, 2000, the Board held nine meetings (including regularly scheduled and special meetings). With the exception of Denis Burger and Daniel Zurr, all of the incumbent directors attended 75% or more of the meetings of the Board and committees, if any, upon which such directors served.

    The Board currently has two standing committees: an Audit Committee and a Compensation Committee. We have no nominating committee or committee performing similar functions.

    AUDIT COMMITTEE. The Audit Committee is composed of three independent directors, as defined in the applicable listing standards of the Nasdaq National Market, Mr. Girardi, Mr. Lack and Dr. Manuso. The Audit Committee reviews and monitors the corporate financial reporting and the internal and external audits of the Company, including, among other things, the audit and control functions, the results and scope of the annual audit and other services provided by the Company's independent accountants, and the Company's compliance with legal matters that have a significant impact on its financial reports. The Audit Committee held four meetings during fiscal year 2000. For more information regarding the functions performed by the Audit Committee, please see "Report of the Audit Committee," included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is included in Appendix A.

    COMPENSATION COMMITTEE.  The Compensation Committee is composed of
Dr. Burger, Dr. Manuso and Dr. Zurr. The Compensation Committee reviews the Company's executive compensation policy, including equity compensation for senior executives of the Company, and makes recommendations to the Board regarding such matters. The Compensation Committee held one meeting during 2000. See "Report of the Compensation Committee of the Board of Directors" included in this Proxy Statement.

DIRECTOR COMPENSATION

    All non-employee directors of the Company receive $1,000 in compensation for attendance at each meeting of the Board, and Board Committee members shall each receive $1,000 for each Board Committee meeting held on a day on which no Board meeting is held. Directors and Board Committee members are also reimbursed for all reasonable expenses incurred by them in attending Board and Committee meetings. We have also adopted the 1996 Directors' Stock Option Plan providing for stock options to be granted to certain non-employee directors. Under this plan, each new non-employee director who joins the Company is entitled to receive an option to purchase 50,000 shares of the Common Stock. All options granted under the plan will vest as to 20% of the shares upon grant and as to 20% of the shares each year thereafter, provided that the non-employee director shall continue to serve as a director on such date. Each option has a term of ten years from the date of grant. The exercise price per share for all options granted under the plan is 100% of the fair market value of our Common Stock on the date of grant.

    In connection with their first becoming non-employee directors of the Company, Mr. Lack received an option under the Directors' Plan to purchase 50,000 shares of Common Stock at an exercise price of $52.625 per share on February 10, 2000, Mr. Girardi received an option under the Directors' Plan to purchase 50,000 shares of Common Stock at an exercise price of $22.625 per share on May 30, 2000, and Dr. Manuso received an option under the 1993 Stock Plan to purchase 50,000 shares of Common Stock at an exercise price of $12.875 per share on February 7, 2001. For each of the options, 10,000 shares vested upon grant and 10,000 shares shall vest each year thereafter, provided that the non-employee director shall continue to serve as a director on such date.

                                  PROPOSAL TWO
                 AMENDMENT TO 1998 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    The 1998 Employee Stock Purchase Plan (the "ESPP") provides our employees the opportunity to purchase our Common Stock through accumulated payroll deductions. The ESPP was originally adopted by the Board in March 1998 and approved by our stockholders in May 1998. Unless terminated sooner, the ESPP will terminate automatically in March 2008. In February 2001, the Board voted to increase the number of shares authorized for issuance under the ESPP by 200,000 shares, bringing the total shares currently reserved for issuance under the ESPP to 300,000 shares. Proposal Two seeks stockholder approval of the increase in shares authorized under the ESPP. As of March 31, 2001, after giving effect to the proposed 200,000 share increase, there were 239,970 shares available for future issuance under the ESPP.

    We believe that the ESPP plays a key role in our ability to recruit, reward and retain executives and key employees. Companies like SuperGen have historically used stock purchase plans as an important part of recruitment and retention packages. We compete directly with other companies for experienced executives and sales personnel and believe that we must be able to offer comparable packages to attract the caliber of individuals necessary to our business. Our growth is partly responsible for the need to increase the number of shares issuable under the ESPP. The total number of employees has increased from 54 employees as of December 31, 1998 to 105 employees as of March 31, 2001.

VOTE REQUIRED

    The affirmative vote of a majority of the outstanding shares of our Common Stock represented, in person or by proxy, and entitled to vote on this proposal will be required to ratify and approve the amendment to the ESPP. Abstentions will have the same effect as votes against this proposal. Broker non-votes will not be counted as having been represented.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN.

    The essential provisions of the ESPP are outlined below.

SUMMARY OF THE EMPLOYEE STOCK PURCHASE PLAN

    PURPOSE OF THE EMPLOYEE STOCK PURCHASE PLAN

    The purpose of the ESPP is to provide employees with an opportunity to purchase our Common Stock through accumulated payroll deductions.

    ADMINISTRATION

    The ESPP is administered by the Board or a committee appointed by the Board. All questions of interpretation or application of the ESPP are determined by the Board or its appointed committee, and its decisions are final and binding upon all participants.

    ELIGIBILITY

    Any person who is employed by us for at least 20 hours per week and more than five months in any calendar year is eligible to participate in the ESPP. However, no employee will be granted an option under the ESPP (i) to the extent that, immediately after the grant, such employee would own capital stock of our Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of our Company or of any of our subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of our company and our subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

    OFFERING PERIODS

    The ESPP is implemented by offering periods lasting approximately six months in duration with a new offering period commencing every six months on the first trading day on or after May 15th and November 15th of each year. To participate in the ESPP, each eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed 20% of a participant's compensation. Once an employee becomes a participant in the ESPP, Common Stock will automatically be purchased under the ESPP at the end of each offering period, unless the participant withdraws or terminates employment earlier, and the employee will automatically participate in each successive offering period until such time as the employee withdraws from the ESPP or the employee's employment with our company terminates.

    PURCHASE PRICE

    The purchase price per share at which shares will be sold in an offering under the ESPP is the lower of (i) 85% of the fair market value of a share of our Common Stock on the first day of an offering period or (ii) 85% of the fair market value of a share of our Common Stock on the last day of that offering period. The fair market value of our Common Stock on a given date is generally the closing sales price as reported on the Nasdaq Stock Market for such date.

    PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions throughout the offering period. The number of shares of Common Stock a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that offering period by the purchase price; however, a participant may not purchase more than 1,500 shares during each offering period. During the offering period, a participant may discontinue his or her participation in the ESPP, or may increase or decrease the rate of payroll deductions in an offering period within limits set by the administrator of the ESPP. All payroll deductions made for a participant are credited to the participant's account under the ESPP. Funds received by us pursuant to payroll deductions under the ESPP may be used for general corporate purposes. A participant may not make any additional payments into his or her account.

    WITHDRAWAL

    A participant may terminate his or her participation in the ESPP at any time by giving us a written notice of withdrawal. In such event, the payroll deductions credited to the participant's account will be returned, without interest, to such participant. Payroll deductions will not resume unless a new subscription agreement is delivered in connection with a subsequent offering period.

    TERMINATION OF EMPLOYMENT

    Termination of a participant's employment for any reason cancels his or her participation in the ESPP immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant, or in the case of death, to his or her designated beneficiaries or the executors or administrators of his or her estate.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION

    In the event a change, such as a stock split or stock dividend, is made in our capitalization which results in an increase or decrease in the number of shares of Common Stock without receipt of consideration, appropriate adjustment will be made in the number of shares reserved for issuance under the ESPP and in the number of shares subject to outstanding options under the ESPP, as well as in the price per share of Common Stock covered by such options.

    EFFECT OF DISSOLUTION OR LIQUIDATION OF OUR COMPANY

    In the event of our liquidation or dissolution, the offering period then in progress will terminate immediately prior to the consummation of such event unless otherwise provided by the Board.

    EFFECT OF ACQUISITION OF OUR COMPANY

    In the event of a sale of all or substantially all of our assets, or our merger with or into another corporation, outstanding options under the ESPP may be assumed or equivalent options may be substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set.

    AMENDMENT AND TERMINATION

    The Board may at any time and for any reason amend or terminate the ESPP, except no such termination will affect options previously granted and no amendment will make any change in a previously granted option which adversely affects the rights of any participant. Stockholder approval for amendments to the ESPP will be obtained in such a manner and to such a degree as required to comply with all applicable laws or regulations. In any event, the ESPP will terminate in March 2008, unless terminated earlier by the Board.

    CERTAIN FEDERAL INCOME TAX INFORMATION.

    The following brief summary of the effect of federal income taxation upon the participant and our company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of the participant's death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

    The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We are not generally entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

                                 PROPOSAL THREE
                 AMENDMENT TO 1996 DIRECTORS' STOCK OPTION PLAN

GENERAL

    The 1996 Directors' Stock Option Plan (the "Directors' Plan") provides for the granting of non-statutory stock options to our non-employee directors. The Directors' Plan was originally adopted by the Board in January 1996 and approved by our stockholders in February 1996. Unless terminated sooner, the Directors' Plan will terminate automatically in January 2006. In February 2001, the Board voted to increase the number of shares authorized for issuance under the Directors' Plan by 300,000 shares, bringing the total shares currently reserved for issuance under the Directors' Plan to 550,000 shares. Proposal Three seeks stockholder approval of the increase in shares authorized under the Directors' Plan. As of March 31, 2001, after giving effect to the proposed 300,000 share increase, there were 300,000 shares available for future issuance under the Directors' Plan.

    We believe that the Directors' Plan plays a key role in our ability to recruit and reward members of our Board and to encourage their continued service on our Board.

VOTE REQUIRED

    The affirmative vote of a majority of the outstanding shares of our Common Stock represented, in person or by proxy, and entitled to vote on this proposal will be required to ratify and approve the amendment to the Directors' Plan. Abstentions will have the same effect as votes against this proposal. Broker non-votes will not be counted as having been represented.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE DIRECTORS' PLAN.

    The essential provisions of the Directors' Plan are outlined below.

SUMMARY OF THE DIRECTORS' PLAN

    PURPOSES OF THE DIRECTORS' PLAN

    The purposes of Directors' Plan are to attract and retain the best available personnel for service as non-employee directors of our company, to provide additional incentive to such individuals to serve as directors, and to encourage their continued service on the Board.

    ELIGIBILITY

    Only directors who are not employees of our company may receive option grants under the Directors' Plan, and no person will have any discretion to select which non-employee directors are granted options. All grants of options under the Directors' Plan are automatic and nondiscretionary in accordance with the provisions of the Directors' Plan.

    PROCEDURE FOR GRANTS; VESTING SCHEDULE; OPTION TERM

    The Directors' Plan provides that each non-employee director is automatically granted an option to purchase 50,000 shares on the date on which such individual first becomes a director. Twenty percent (20%) of the shares subject to the option will vest and be exercisable immediately upon grant and the remaining shares subject to the option will vest over four years, based on continued service as a director, at the rate of 20% of the shares on each one-year anniversary of the date of grant. Each option has a term of ten years from the date of grant.

    EXERCISE PRICE

    The exercise price of options granted under the Directors' Plan is 100% of the fair market value of our Common Stock on the date the option is granted. As long as our Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, its fair market value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination.

    TERMINATION OF DIRECTORSHIP

    If the optionee's status as a director of our company terminates for any reason (other than as a result of death or disability), the optionee may, but only within three months following the date of such event, exercise any option granted under the Plan but only to the extent such option was exercisable on the date of termination. To the extent that the option is not exercised within such three-month period, the option terminates.

    If the optionee's status as a director of our company terminates as a result of his or her death or disability, the optionee or his legal representative may, but only within 12 months following the date of such event, exercise any option granted under the Directors' Plan to the extent such option was exercisable on the date of such event. To the extent that the option is not exercised within such 12-month period, the option terminates.

    NONTRANSFERABILITY OF OPTIONS

    Unless otherwise determined by the Board, an option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION

    In the event a change, such as a stock split or stock dividend, is made in our capitalization which results in an increase or decrease in the number of issued shares of Common Stock without receipt of consideration, appropriate adjustment will be made in the number of shares reserved for issuance under the Directors' Plan, in the price per share of each outstanding option and in the number of shares subject to each such option.

    EFFECT OF DISSOLUTION ON LIQUIDATION OF OUR COMPANY

    In the event of our dissolution or liquidation, to the extent an option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

    EFFECT OF ACQUISITION OF OUR COMPANY

    In the event of a sale of all or substantially all of our assets, or our merger with or into another corporation, outstanding options under the Directors' Plan may be assumed or equivalent options may be substituted by the successor corporation. Following such assumption or substitution, if the non-employee director's service to the successor corporation is terminated other than upon a voluntary resignation by the non-employee director, his or her option will become fully vested and exercisable and will remain exercisable unless otherwise terminated. If the options are not assumed or substituted, they will vest in full and become fully exercisable for a period of 30 days, after which period they will terminate.

    AMENDMENT AND TERMINATION OF THE PLAN

    The Board may amend or terminate the Directors' Plan at any time, but no such amendment or termination will adversely affect any stock options then outstanding under the Directors' Plan, without the optionee's consent. Stockholder approval for amendments to the Directors' Plan will be obtained in such a manner and to such a degree as required to comply with all applicable laws or regulations. Any such amendment or termination of the Directors' Plan will not affect options already granted and such options will remain in full force and effect as if the Directors' Plan had not been amended or terminated. In any event, the Directors' Plan will terminate in January 2006 unless terminated earlier by the Board.

    CERTAIN FEDERAL INCOME TAX INFORMATION

    The following is a summary of the effect of federal income taxation with respect to the grant and exercise of non-statutory options under the Directors' plan. It does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

    An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon the option's exercise, the optionee will recognize taxable income, generally measured as the excess of the then fair market value of the shares purchased over the exercise price. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

                                 PROPOSAL FOUR
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board has appointed Ernst & Young LLP as independent auditors of the Company to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001, and recommends that the stockholders vote for ratification of such appointment.

    Ernst & Young LLP has audited our financial statements since March 1994. Fees for the last annual audit were $118,000 and all other fees were $196,496. Other fees included $114,000 for audit-related services for SEC registration statements and accounting consultation, and $82,496 for tax compliance and tax consultation services. No fees were paid relating to financial information systems design and implementation.

    A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

    Ratification of the appointment of Ernst & Young LLP as our independent auditors will require the affirmative vote of a majority of the outstanding shares of Common Stock represented, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as having been represented.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPOINTING ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

            SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    To our knowledge, the following table sets forth the beneficial ownership of Common Stock of the Company as of March 31, 2001 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors; (iii) each of the officers named in the Summary Compensation Table; and (iv) all directors and current executive officers of the Company as a group.

                                                           SHARES       PERCENTAGE
                                                        BENEFICIALLY   BENEFICIALLY
NAME                                                      OWNED(1)       OWNED(%)
----                                                    ------------   ------------
Abbott Laboratories(2) ...............................   30,560,259        49.0
  100 Abbott Park Road
  Abbott Park, IL 60064
Tako Ventures, LLC(3).................................    3,363,413         9.7
Lawrence Ellison
  c/o Oracle Corporation
  500 Oracle Parkway
  Redwood Shores, CA 94065
Joseph Rubinfeld(4) ..................................    2,822,221         8.3
  c/o SuperGen, Inc.
  4140 Dublin Blvd, Suite 200
  Dublin, CA 94568
Denis Burger(5).......................................       10,000           *
Thomas V. Girardi(6)..................................      203,500           *
Walter J. Lack(6).....................................      120,000           *
James S.J. Manuso(7)..................................       24,470           *
Daniel Zurr(8)........................................       30,000           *
Karl L. Mettinger(9)..................................       10,694           *
Edward L. Jacobs(10)..................................        1,459           *
Luigi Lenaz(11).......................................        5,118           *
Rajesh Shrotriya(12)..................................        1,074           *
Ronald H. Spair(13)...................................       32,162           *
All directors and current executive officers as a
  group (7 persons)(14)...............................    3,220,885         9.5

------------------------

 * Less than 1%.

 (1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire at May 30, 2001 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. At March 31, 2001, there were 32,741,011 shares of our Common Stock outstanding.

 (2) Includes 29,626,865 shares issuable upon the exercise of a stock option to purchase shares of Common Stock exercisable at May 30, 2001.

 (3) Tako Ventures, LLC is an investment entity controlled by Lawrence J. Ellison, a former director of the Company. Includes 1,775,000 shares issuable upon exercise of warrants to purchase shares of Common Stock exercisable at May 30, 2001.

 (4) Includes 1,633,500 shares held jointly by Joseph Rubinfeld and Loretta Kifer, husband and wife, 20,000 shares held individually by Joseph Rubinfeld, 49,000 shares held by Joseph Rubinfeld and Loretta Kifer as custodians under the California Uniform Transfers to Minors Act, 1,100,000 shares issuable upon exercise of options to purchase shares of Common Stock exercisable by Joseph Rubinfeld at May 30, 2001, and options to purchase 19,721 shares of Common Stock exercisable by Loretta Kifer, his wife, at May 30, 2001.

 (5) Represents 10,000 shares issuable upon exercise of stock options to purchase shares of Common Stock exercisable at May 30, 2001. Does not include 447,326 shares owned by AVI BioPharma, Inc. ("AVI"). Dr. Burger in his capacity as Chief Executive Officer of AVI does not have or share investment control over these shares owned by AVI.

 (6) Includes 20,000 shares issuable upon the exercise of stock options to purchase shares of Common Stock exercisable at May 30, 2001.

 (7) Includes 1,400 shares held individually by James Manuso, 60 shares held individually by Susan Manuso, his wife, 10 shares held by Sharon Manuso as custodian under Uniform Grant to Minors Act, and 23,000 shares issuable upon the exercise of stock options to purchase shares of Common Stock exercisable by James Manuso at May 30, 2001.

 (8) Represents 30,000 shares issuable upon the exercise of a stock option to purchase shares of Common Stock exercisable at May 30, 2001.

 (9) Represents 10,694 shares issuable upon the exercise of stock options to purchase shares of Common Stock exercisable at May 30, 2001.

 (10) Mr. Jacobs resigned his position as Executive Vice President, Commercial Operations on January 31, 2001.

 (11) Dr. Lenaz resigned his position as Senior Vice President, Clinical Research and Medical Affairs on June 30, 2000.

 (12) Dr. Shrotriya resigned his position as Executive Vice President and Chief Scientific Officer on August 31, 2000.

 (13) Includes 28,250 shares issuable upon the exercise of stock options to purchase shares of Common Stock exercisable at May 30, 2001 and 1,191 shares issuable upon exercise of warrants to purchase shares of Common Stock exercisable at May 30, 2001. Mr. Spair resigned his position as Senior Vice President, Chief Financial Officer on December 31, 2000.

 (14) See footnotes (4) through (9). Includes 1,233,415 shares issuable upon the exercise of stock options to purchase shares of Common Stock held by directors and current executive officers which are exercisable at May 30, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% of Class Stockholders") to file with the SEC reports of ownership on Form 3 and reports on changes in ownership on Form 4 or Form 5. Such executive officers, directors and 10% of Class Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, through the Record Date, its executive officers, directors and 10% of Class Stockholders complied with all applicable Section 16(a) filing requirements, except that a Form 4 for Denis Burger for August 2000 was filed late.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee was formed in January of 1993 and is currently composed of Dr. Burger, Dr. Manuso, and Dr. Zurr, who are all directors of the Company. Dr. Burger is Chairman and Chief Executive Officer of AVI BioPharma, Inc. and Dr. Zurr is President and Chief Executive Officer of Quark Biotech, Inc. Dr. Rubinfeld is a member of the Boards of Directors of AVI and Quark Biotech, Inc. and serves on the compensation committee of AVI's board of directors. No member of the Compensation Committee is or was formerly an officer, employee or consultant of the Company.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and five other most highly compensated executive officers (collectively, the "Named Officers") for services rendered to the Company in all capacities during the last three fiscal years.

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                             ANNUAL COMPENSATION                    AWARDS
                                ----------------------------------------------   ------------
                                                       OTHER ANNUAL               SECURITIES     ALL OTHER
                                                       COMPENSATION               UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR     SALARY($)      ($)(2)      BONUS($)    OPTIONS(#)        ($)
---------------------------     --------   ---------   ------------   --------   ------------   ------------
Joseph Rubinfeld, Ph.D.(1) ...    2000      500,000        8,050      780,000            --        24,331(3)
  President and Chief             1999      361,200        7,500      650,000            --         4,800
  Executive Officer               1998      350,000        7,500      158,800       200,000         4,800

Karl L. Mettinger, M.D.(4) ...    2000       95,104           --       12,500        60,500        18,652(5)
  Senior Vice President, Chief    1999          N/A          N/A          N/A           N/A           N/A
  Medical Officer                 1998          N/A          N/A          N/A           N/A           N/A

Edward L. Jacobs(6) ..........    2000      250,000        6,780       68,500        15,000         5,100(7)
  Executive Vice President,       1999      155,250        6,303       30,000        85,000         4,800
  Commercial Operations           1998          N/A          N/A          N/A           N/A           N/A

Luigi Lenaz, M.D.(8) .........    2000      147,694           --       30,600        25,000            --
  Senior Vice President of        1999      185,000           --       15,000        10,000         4,800
  Clinical Research and           1998      162,400           --        4,200        50,000         4,800
  Medical Affairs

Rajesh Shrotriya, M.D.(9) ....    2000      156,250        4,750       31,700        39,660        93,000(10)
  Executive Vice President and    1999      225,000        5,606           --        61,500         4,800
  Chief Scientific Officer        1998      187,775        5,812        4,800        13,500         4,800

Ronald H. Spair(11) ..........    2000      162,215           --       13,800            --         5,100(7)
  Senior Vice President, Chief    1999       52,125           --           --        80,000            --
  Financial Officer               1998          N/A          N/A          N/A           N/A           N/A

------------------------

 (1) Dr. Rubinfeld's amended Employment Agreement provides for an annual base salary and a minimum annual performance bonus (a "Minimum Bonus") which may be drawn in advance from the ensuing year. In 1998 he was paid $158,800 which included the balance of his total 1998 bonus which the Compensation Committee set at $300,000. In 1999, he was paid a bonus of $650,000, which included his Minimum Bonus for 1999 of $150,000 and an additional performance bonus of $500,000 granted by the Compensation Committee. Effective January 1, 2000, the Compensation Committee increased his annual base salary to $500,000, increased his Minimum Bonus to $250,000, and granted him an additional performance bonus of $500,000.

     Effective January 1, 2001, the Board recommended retaining the same salary and Minimum Bonus as 2000, but authorized an additional performance bonus of $200,000.

 (2) Represents use of Company leased vehicles or automobile allowance.

 (3) Includes 401(k) contribution of $5,100 and accrued vacation payment of $19,231.

 (4) Dr. Mettinger joined the Company in August 2000.

 (5) Represents reimbursement of relocation expenses.

 (6) Mr. Jacobs joined the Company in March 1999. He resigned his position as of January 31, 2001.

 (7) Represents 401(k) contribution.

 (8) Dr. Lenaz resigned his position in June 2000.

 (9) Dr. Shrotriya resigned his position in August 2000.

 (10) Represents forgiveness of a loan given to Dr. Shrotriya in 1998.

 (11) Mr. Spair joined the Company in August 1999. He resigned his position as of December 31, 2000.

OPTION GRANTS IN 2000

    The following table shows, as to the Named Officers, information concerning stock options granted during 2000. We have never granted any stock appreciation rights.

                                                INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                           ------------------------------------------------------------      VALUE AT ASSUMED
                           NUMBER OF    PERCENT OF TOTAL                                  ANNUAL RATES OF STOCK
                           SECURITIES       OPTIONS                                       PRICE APPRECIATION FOR
                           UNDERLYING      GRANTED TO                                       OPTION TERM($)(3)
                            OPTIONS       EMPLOYEES IN     EXERCISE PRICE    EXPIRATION   ----------------------
NAME                       GRANTED(1)    FISCAL YEAR(1)    PER SHARE($)(2)      DATE         5%          10%
----                       ----------   ----------------   ---------------   ----------   ---------   ----------
Joseph Rubinfeld,                --             --                 --               --          --           --
  Ph.D...................
Karl L. Mettinger,           50,000            8.2%            25.000         08/15/10     786,118    1,992,178
  M.D....................     5,500            0.9%            11.750         10/23/10      40,642      102,996
                              5,000            0.8%            12.625         12/26/10      39,699      100,605
Edward L. Jacobs.........    15,000            2.5%            49.938         03/22/10     471,086    1,193,825
Luigi Lenaz, M.D.........    25,000            4.1%            45.500         02/02/10     715,368    1,812,882
Rajesh Shrotriya, M.D....    25,000            4.1%            45.500         02/02/10     715,368    1,812,882
                             14,660            2.4%            22.625         05/30/10     208,593      528,616
Ronald H. Spair..........        --             --                 --               --          --           --

------------------------

(1) Based on a total of options to acquire 607,050 shares granted to employees in 2000.

(2) Represents the fair market value on the date of grant as determined by the closing price of our Common Stock on the Nasdaq National Market.

(3) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in 2000, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rates specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. The amounts reflected in this table may never be achieved.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table sets forth, as to the Named Officers, certain information concerning options exercised during 2000 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2000. Also reported are values for unexercised "in-the-money" options, which values represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 2000.

                                                            NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS AT
                            SHARES                           AT FISCAL YEAR END                  FISCAL YEAR END(1)
                          ACQUIRED ON      VALUE      ---------------------------------   ---------------------------------
NAME                      EXERCISE(#)   REALIZED($)   EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
----                      -----------   -----------   --------------   ----------------   --------------   ----------------
Joseph Rubinfeld,
  Ph.D..................         --             --      1,090,000            10,000          4,657,500           80,000
Karl L. Mettinger,
  M.D...................         --             --         10,000            50,500                 --           17,937
Edward L. Jacobs........     20,000        359,690         18,500            61,500             90,000          219,375
Luigi Lenaz, M.D........     73,354        586,848             --                --                 --               --
Rajesh Shrotriya,
  M.D...................    154,848      2,015,848             --                --                 --               --
Ronald H. Spair.........         --             --         28,250                --            108,000               --

------------------------

(1) The value of underlying securities is based on the $13.875 per share closing price of the Company's Common Stock on December 29, 2000 (the last market trading day in 2000), minus the aggregate exercise price.

EMPLOYMENT AGREEMENTS

    We maintain an employment agreement with Joseph Rubinfeld (the "Employment Agreement"). The Employment Agreement, as restated January 1, 1998, provides for his employment as President and Chief Executive Officer at an annual base salary of at least $350,000 commencing October 1, 1997 and an annual minimum performance bonus, which Minimum Bonus was set by the Board or its Compensation Committee at $150,000 for 1998 and 1999, and $250,000 for 2000 and 2001, with the added condition that in each of such years Dr. Rubinfeld be allowed to draw against the Minimum Bonus for the ensuing year. The annual base salary is set at $500,000 for 2001. As an additional incentive, under the terms of the Employment Agreement, we issued Dr. Rubinfeld an option to purchase up to 500,000 shares of Common Stock at a per share exercise price of $6.00. Of the shares subject to this option, twenty-five percent (25%) were vested and exercisable as of March 12, 1996 and an additional 1/36th of the remaining shares vested and became exercisable at the end of each month thereafter. This option vested in full in March 1999. The Employment Agreement provides for an employment term through December 31, 2002.

    The Employment Agreement provides for annual adjustments to compensate for changes in the cost of living, and such additional salary or incentive compensation as the Compensation Committee of the Board may determine from time to time. The Employment Agreement provides for participation in our employee benefit plans and such other plans as we may institute for the benefit of our executive employees.

                              CERTAIN TRANSACTIONS

    AGREEMENTS WITH ABBOTT LABORATORIES. In December 1999, we entered into an alliance with Abbott Laboratories under which Abbott will market and distribute rubitecan and invest in shares of our common stock. We will co-promote rubitecan with Abbott in the United States and Abbott has exclusive rights to market rubitecan outside of the United States. In the U.S. market, we will share profits from product sales equally with Abbott. Outside the U.S. market, Abbott will pay us royalties and transfer fees based on product sales. We will remain responsible for pursuing and funding the clinical development of rubitecan and obtaining regulatory approval for the product in the United States, Canada and the member states of the European Union.

    We will receive a number of equity investments and cash payments from Abbott which, when aggregated, amount to approximately $150 million. Each equity investment and cash payment is conditioned upon the achievement of certain developmental and sales milestones. In January 2000, we received a $26.5 million equity investment from Abbott. In addition, we granted Abbott an option to purchase up to 49% of the outstanding shares of our Common Stock at an exercise price of $85 per share which expires in March 2003.

    AGREEMENTS WITH AVI BIOPHARMA, INC. Dr. Burger is the Chief Executive Officer of AVI BioPharma, Inc., and Dr. Rubinfeld is a member of the Board of Directors of AVI. In December 1999, we entered into an agreement with AVI. Under the terms of the agreement, we acquired one million shares of AVI common stock, which amounted to approximately seven and one half percent (7.5%) of AVI's outstanding common stock, for $2.5 million cash and 100,000 shares of our Common Stock at $28.25 per share. We also acquired exclusive negotiating rights for the United States market for Avicine, AVI's proprietary cancer vaccine currently in late-stage clinical testing against a variety of solid tumors. Avicine is a non-toxic immunotherapy that neutralizes the effect of a tumor-associated antigen on cancer cells, while stimulating the body's immune system to react against the foreign tumor.

    In July 2000, we finalized an agreement with AVI to obtain the U.S. marketing rights for Avicine. We issued 347,826 shares of our Common Stock along with $5 million in cash to AVI as payment for our investment, in exchange for 1,684,211 shares of AVI common stock. As part of this agreement, we obtained the right of first discussion to all of AVI's oncology compounds and an option to acquire an additional 10% of AVI's Common Stock for $35.625 per share. This option is exercisable for a three-year period commencing on the earlier of the date the FDA accepts the NDA submitted for Avicine or the date on which the closing price of AVI's Common Stock exceeds the option exercise price.

    Avicine will require significant additional expenditures to complete the clinical development necessary to gain marketing approval from the FDA and equivalent foreign regulatory agencies. As part of this agreement, we are obligated to make additional payments to AVI based on successful achievement of developmental, regulatory approval, and commercialization milestones over the next several years that could total $80 million.

    INVESTMENT BY TAKO VENTURES, LLC. On June 17, 1997, we entered into an agreement with Tako Ventures, LLC ("Tako"), an investment entity controlled by Lawrence J. Ellison, a former director of the Company, for a private placement in our Common Stock (the "Tako Agreement").

    In January 1999, Tako exercised its pre-emptive rights pursuant to the Tako Agreement and purchased 61,350 shares of unregistered restricted Common Stock for a total purchase price of $400,002. This transaction reflected a discount of 4% to a weighted average stock price for a specific period of time. We granted registration rights in connection with this transaction.

    In March 1999, we entered into a promissory note with Tako, whereby Tako agreed to advance us up to $5,000,000 through December 31, 1999. Advances under this agreement would be secured by substantially all our assets. In connection with this transaction, we issued Tako a five-year warrant to acquire 500,000 shares of unregistered restricted Common Stock at an exercise price of $11.00 per share. In September 1999, we terminated this promissory note thereby releasing any security interest that Tako had in our assets.

    QUARK BIOTECH, INC. INVESTMENT AND PROPERTY LEASE In May 1997, we made an equity investment of $500,000 and acquired 125,000 shares of Series C Preferred Stock of Quark Biotech, Inc. ("QBI"), a privately-held development stage biotechnology company headquartered in Israel, representing less than 1% of the outstanding stock of QBI, and in September 1997 were issued a warrant to purchase 31,250 shares of Series D Preferred Stock. Dr. Rubinfeld, Dr. Manuso, and Dr. Zurr, directors of the Company, and Mr. Ellison (through Tako Ventures,
LLC), a more than 5% stockholder of the

Company, beneficially own an aggregate of 22,944,017 (for Dr. Rubinfeld, excluding the 125,000 shares held by our Company) shares, or approximately 73.6%, of QBI as of the Record Date. Dr. Rubinfeld, Dr. Manuso, and Dr. Zurr are also directors of QBI. Dr. Zurr is the President and Chief Executive Officer of QBI.

    In November 1997, we leased approximately one-third of the laboratory square footage at the SuperGen Pharmaceutical Research Institute ("SPRI") to QBI for $3,000 per month for three years, plus its pro-rata share of specified common expenses. We also completed certain building and laboratory improvements and purchased furniture on behalf of QBI for a total of approximately $750,000, of which $300,000 was reimbursed by QBI in 1997. In the first quarter of 2000, we terminated the lease with QBI and took possession of the entire laboratory space and related property, plant, and equipment at SPRI.

    MANAGEMENT INDEBTEDNESS.  In June 1998, the Company loaned $85,000 to
Dr. Shrotriya. This loan had an annual interest rate of 5.5%. No payments on the loan were made. The balance of this loan, including interest, totaling approximately $93,000, was forgiven by the Board of Directors in May 2000.

    In November 2000, the Company loaned $124,000 to Dr. Mettinger. The loan is secured by a continuing security interest in real property owned by Dr. Mettinger. The loan has an annual interest rate of 5% and is due and payable on December 31, 2002.

    EMPLOYMENT OF CERTAIN FAMILY MEMBERS. The Company employs a number of individuals who are immediate family members of Dr. Rubinfeld, President, Chief Executive Officer, and director of the Company. The employees, their relationship to Dr. Rubinfeld, and their annual aggregate salary and bonus amounts for the year ending December 31, 2000 are as follows: Joseph Iovino, son-in law, $109,700; Susan Iovino, daughter, $60,200; Loretta Kifer, wife, $114,467; Kevin Rolens, son-in-law, $102,700; Randee Rolens, daughter, $91,685; and Steven Rubinfeld, son, $156,600. There are no family relationships between or among any other officers or directors of the Company.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audit financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

    The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, and discussed the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal year 2000.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Thomas Girardi
Walter Lack
James Manuso

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board (the "Committee") consists of directors Denis Burger, James Manuso, and Daniel Zurr, none of whom is an employee or officer of the Company. The Committee was established in January 1993 and is responsible for reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of SuperGen, including stock compensation and loans, and all bonus and stock compensation to all employees. The goal of the Committee is to ensure that our compensation practices are sufficient to attract the necessary talent to enable growth from a development stage company into one with commercialized products.

    COMPENSATION COMMITTEE PURPOSES

    The Compensation Committee of the Board serves as an administrative arm of the Board to make decisions on behalf of the Board with respect to all forms of compensation to executive officers, and all bonus and stock compensation to employees.

    Compensation for officers and key employees includes both cash and equity elements. Cash compensation consists of base salary, which is determined on the basis of the level of responsibility, expertise and experience of the employee, taking into account competitive conditions in the industry. In addition, cash bonuses may be awarded to officers and other key employees. Such bonuses are based on accomplishment of designated Company goals.

    Ownership of the Company's Common Stock is a key element of executive compensation. Our officers and other employees are eligible to participate in the 1993 Plan, which was adopted prior to our initial public offering in March 1996, and the 1998 Employee Stock Purchase Plan. The Plans permit the Board or a committee designated by the Board to grant stock options to employees on such terms as the Board or such committee may determine. Employee option grants typically vest over a four-year period and thus require the employee's continuing efforts. The Committee believes that it is in the stockholders' interests to link employee compensation as closely as possible to equity appreciation and thus to share with the employees the benefits of their efforts on behalf of our success.

    DESCRIPTION OF 401(k) PLAN

    We also maintain a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all employees. We may make discretionary contributions, which will be allocated based upon the relative compensation of each participant with at least 1,000 hours of service during the plan year and who are employed on the last day of the plan year. Company contributions vest ratably over five years. For 2000, we have made a discretionary contribution at the rate of 3% of each eligible participant's salary as defined.

    2000 EXECUTIVE COMPENSATION

    Executive compensation for 2000 included base salary, cash bonuses, incentive stock option grants and other compensation. We issued cash bonuses in recognition of employee's prior service and contributions towards the achievement of Company goals.

    CHIEF EXECUTIVE OFFICER COMPENSATION FOR 2000

    The compensation for Dr. Rubinfeld for 2000 was intended to reward him for increasing stockholder value. It included a base salary of $500,000 per annum. In addition, Dr. Rubinfeld receives a Minimum Bonus which was set by the Board or its Compensation Committee at $150,000 for each of 1998 and 1999, and $250,000 for 2000, with the added condition that in each of such years
Dr. Rubinfeld be allowed to draw against the Minimum Bonus for the ensuing year. In 1997, Dr. Rubinfeld was paid a bonus of $159,000, which included a draw of $150,000 upon his entire Minimum Bonus for 1998. The Compensation Committee set his total 1998 bonus at $300,000 and the balance of the total 1998 bonus due him of $150,000 was paid in 1998. In 1999, he was paid a bonus of $650,000, which included his Minimum Bonus for 1999 of $150,000 and additional performance bonus of $500,000 granted by the Compensation Committee. Effective January 1, 2000, the Compensation Committee increased his annual base salary to $500,000, increased his Minimum Bonus to $250,000, and granted him an additional performance bonus of $500,000. In February 2001, the Board granted him an additional performance bonus of $200,000, and maintained his base salary and Minimum Bonus at 2000 levels. See "Executive Officer Compensation--Employment Agreements."

    INTERNAL REVENUE CODE SECTION 162(M) IMPLICATIONS FOR EXECUTIVE COMPENSATION

    The Committee is responsible for addressing issues raised by Section 162(m) of the Internal Revenue Code ("Section 162(m)"). This Section limits the Company's tax deduction for compensation paid to certain executive officers that does not qualify as "performance-based" to $1 million per executive officer. To qualify as performance-based under Section 162(m), compensation payments must be made pursuant to a plan that is administered by a committee of outside directors and must be based on achieving objective performance goals.

    SUMMARY

    The Compensation Committee advises the Board regarding our cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives who will promote our business goals and providing incentive for these persons to achieve goals, which are intended to build long-term stockholder value.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Denis Burger, Chairman
James Manuso
Daniel Zurr

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

    The following graph compares our cumulative total stockholder return with those of the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index. The graph assumes that $100 was invested on March 13, 1996 (the effective date of the Company's initial public offering) in the Company's Common Stock and on February 29, 1996 in the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index, including reinvestment of dividends. Note that historic stock price performance is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         SUPERGEN, INC.  NASDAQ STOCK MARKET (U.S.)  NASDAQ PHARMACEUTICAL
3/13/96         $100.00                     $100.00                $100.00
12/96           $272.22                     $117.93                 $94.05
12/97           $333.33                     $144.43                 $97.19
12/98           $205.56                     $203.68                $123.73
12/99           $652.78                     $378.52                $232.55
12/00           $308.33                     $227.75                $289.26

                                 OTHER MATTERS

    We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

    It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS

Dublin, California
April 17, 2001

                                   APPENDIX A
                            AUDIT COMMITTEE CHARTER

    PURPOSE:

    The purpose of the Audit Committee of the Board of Directors of SuperGen, Inc. (the "Company") shall be:

    - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

    - to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

    - to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

    - to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

    The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

    MEMBERSHIP:

    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

    1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

    2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

    3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

    RESPONSIBILITIES:

    The responsibilities of the Audit Committee shall include:

    - Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

    - Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

    - Reviewing fee arrangements with the independent auditors;

    - Reviewing the independent auditors' proposed audit scope, approach and independence;

    - Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

    - Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards

      Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

    - Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

    - Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

    - Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

    - Providing a report in the Company's Proxy Statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of
      Schedule 14A;

    - Reviewing the Audit Committee's own structure, processes and membership requirements; and

    - Performing such other duties as may be requested by the Board of Directors.

    MEETINGS:

    The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

    The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

    MINUTES:

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

    REPORTS:

    Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

                                                                  Appendix B

                                 SUPERGEN, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN
                     (AS AMENDED EFFECTIVE FEBRUARY 7, 2001)


        1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.      DEFINITIONS.


                (a) "BOARD" shall mean the Board of Directors of the Company.

                (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                (c) "COMMON STOCK" shall mean the common stock of the Company.

                (d) "COMPANY" shall mean SuperGen, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

                (e) "COMPENSATION" shall mean all base straight time gross earnings, bonuses and commissions, exclusive of payments for overtime, shift premium and other compensation.

                (f) "DESIGNATED SUBSIDIARY" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                (g) "EMPLOYEE" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

                (h) "ENROLLMENT DATE" shall mean the first day of each Offering Period.

                (i) "EXERCISE DATE" shall mean the last Trading Day of each Offering Period.

                (j) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

                        (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq

SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

                        (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                        (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                (k) "OFFERING PERIOD" shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 15 (beginning in 1999) and terminating on the last Trading Day in the period ending the following November 14, or commencing on the first Trading Day on or after November 15 (beginning in 1998) and terminating on the last Trading Day in the period ending the following May 14; provided, however, that the first Offering Period under the Plan shall commence on the first Trading Day on or after May 12, 1998, and shall terminate on the last Trading Day on or before November 14, 1998. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

                (l)     "PLAN" shall mean this 1998 Employee Stock Purchase
Plan.

                (m) "PURCHASE PRICE" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

                (n) "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

                (o) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                (p) "TRADING DAY" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

        3.      ELIGIBILITY.

                (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

                (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 15 (beginning in 1999) and November 15 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence on the first Trading Day on or after May 12, 1998, and shall terminate on the last Trading Day on or before November 14, 1998. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

        5.      PARTICIPATION.

                (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

                (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

        6.      PAYROLL DEDUCTIONS.

                (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding twenty percent (20%) of the Compensation which he or she receives on each pay day during the Offering Period.

                (b) A participant may not make any additional payments into such account.

                (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.

A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

                (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

                (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

        7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 1,500 shares (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period.

        8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

        10.     WITHDRAWAL.

                (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

                (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

        11. TERMINATION OF EMPLOYMENT. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

        12. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

        13.     STOCK.

                (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be three hundred thousand (300,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

                (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

                (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

        14. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

        15.     DESIGNATION OF BENEFICIARY.

                (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        16. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        18. REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

                (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section
7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

                (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

                (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

        20.     AMENDMENT OR TERMINATION.

                (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

                (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

        21. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        23. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

                                    EXHIBIT A


                                 SUPERGEN, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT



_____ Original Application  (Complete Line 2)          Enrollment Date: ________
_____ Change in Payroll Deduction Rate  (Complete Line 3)
_____ Change of Beneficiary(ies)


1.       _____________________________________ hereby elects to participate in the SuperGen, Inc. 1998 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of $_________ or _____% of my Compensation on each payday (from 1% to 20%) during the Offering Period in accordance with the Employee Stock Purchase Plan.

3. I hereby authorize a change in payroll deductions from each paycheck to the amount of $_______ or ____% of my Compensation on each payday (from 0% to 20%) during the Offering Period in accordance with the Employee Stock Purchase Plan.

4. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

5. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

6. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):
         ______________________.

7. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, with-hold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

8. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

9. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


NAME:  (Please print)
                         -------------------------------------------------------
                         (First)              (Middle)                  (Last)


----------------------------   -------------------------------------------------
Relationship

                               -------------------------------------------------
                               (Address)


Employee's Social
Security Number:
                               -------------------------------------------------


Employee's Address:
                               -------------------------------------------------


                               -------------------------------------------------

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.


Dated:
       -------------------            ------------------------------------------
                                      Signature of Employee



                                      ------------------------------------------
                                      Spouse's Signature (If beneficiary other than spouse)

                                    EXHIBIT B


                                 SUPERGEN, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


         The undersigned participant in the Offering Period of the SuperGen, Inc. 1998 Employee Stock Purchase Plan which began on ___________ 19____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.


                                      Name and Address of Participant:

                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------


                                      Signature:


                                      ------------------------------------------


                                      Date:
                                            ------------------------------------

                                                           Appendix C

                                 SUPERGEN, INC.

                        1996 DIRECTORS' STOCK OPTION PLAN
                     (AS AMENDED EFFECTIVE FEBRUARY 7, 2001)


        1. PURPOSES OF THE PLAN. The purposes of this 1996 Directors' Stock Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

                All options granted hereunder shall be nonstatutory stock options.

        2. DEFINITIONS. As used herein, the following definitions shall apply:

                (a)     "BOARD" means the Board of Directors of the Company.

                (b) "CODE" means the Internal Revenue Code of 1986, as amended.

                (c)     "COMMON STOCK" means the Common Stock of the Company.

                (d)     "COMPANY" means SuperGen, Inc., a Delaware corporation.

                (e)     "DIRECTOR" means a member of the Board.

                (f) "EMPLOYEE" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                (g) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                (h) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

                        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

                        (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                (i)     "INSIDE DIRECTOR" means a Director who is an Employee.

                (j) "OPTION" means a nonstatutory stock option granted pursuant to the Plan.

                (k) "OPTIONED STOCK" means the Common Stock subject to an Option.

                (l)     "OPTIONEE" means a Director who holds an Option.

                (m) "OUTSIDE DIRECTOR" means a Director who is not an Employee; provided, however, that no Director who is a representative of or affiliated with Israel Chemicals, Ltd. shall be eligible to participate and receive options under the Plan; provided, further, that neither J. Gregory Swendsen nor David M. Fineman shall be eligible to participate and receive options under the Plan.

                (n) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                (o)     "PLAN" means this 1996 Directors' Stock Option Plan.

                (p) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

                (q) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

        3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 550,000 Shares of Common Stock (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

                If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

        4.      ADMINISTRATION AND GRANTS OF OPTIONS UNDER THE PLAN.

                (a) PROCEDURE FOR GRANTS. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                        (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                        (ii) Each Outside Director shall be automatically granted an Option to purchase 50,000 Shares on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a Option.

                        (iii)   Notwithstanding the provisions of subsection
(ii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

                        (iv) The terms of each Option granted hereunder shall be as follows:

                                (A)     the term of the Option shall be ten (10)
years.

                                (B)     the Option shall be exercisable only
while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                                (C)     the exercise price per Share shall be
100% of the Fair Market Value per Share on the date of grant of the Option. In the event that the date of grant of the Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Option.

                                (D)     subject to Section 10 hereof, the Option
shall become exercisable as to 20% of the Shares subject to the Option on the date of its grant and 20% of the Shares subject to the Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

                        (v) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

        5. ELIGIBILITY. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

                The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

        6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

        7. FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

        8.      EXERCISE OF OPTION.

                (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times as are set forth in
Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

                An Option may not be exercised for a fraction of a Share.

                An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

                Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                (b) TERMINATION OF CONTINUOUS STATUS AS A DIRECTOR. Subject to Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the

Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                (c) DISABILITY OF OPTIONEE. In the event Optionee's status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                (d) DEATH OF OPTIONEE. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        9. NON-TRANSFERABILITY OF OPTIONS. Unless determined otherwise by the Board, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

        10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

                (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

                (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

                (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be vested or exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(c) through (e) above.

        If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be vested or exercisable. In such event the Board shall notify the Optionee that the Option shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

        For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

        11.     AMENDMENT AND TERMINATION OF THE PLAN.

                (a)     AMENDMENT AND TERMINATION. Except as set forth in
Section 4, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

        12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

        13. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        14. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        15. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

        16. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                                SUPERGEN, INC.
                     2001 ANNUAL MEETING OF STOCKHOLDERS
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder of SuperGen, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 17, 2001 and hereby appoints Joseph Rubinfeld, its proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of SuperGen, Inc. to be held on Wednesday, May 30, 2001, at 2:00 p.m. local time, at the Company's headquarters, 4140 Dublin Boulevard, Suite 200, Dublin, CA 94568 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

  THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

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

Please mark your votes as indicated in this example /X/

1. ELECTION OF DIRECTORS:
   Nominees: Joseph Rubinfeld, Denis Burger, Thomas V. Girardi, Walter J. Lack, James S.J. Manuso, Daniel Zurr

FOR / /   WITHHELD / /

/ / ______________________________________
    For all nominees except as noted above

2. PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE BY 200,000 SHARES FOR A TOTAL OF 300,000 SHARES RESERVED UNDER THE PLAN.

FOR / /   AGAINST / /   ABSTAIN / /

3. PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE COMPANY'S 1996
   DIRECTORS' STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE BY 300,000 SHARES FOR A TOTAL OF 550,000 SHARES RESERVED UNDER THE PLAN.

FOR / /   AGAINST / /   ABSTAIN / /

4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

FOR / /   AGAINST / /   ABSTAIN / /

Please disregard if you have previously provided your consent decision.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses, and other materials and shareholder communications electronically via the internet at a web page which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s) _____________________________________  Dated ___________, 2001

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

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